FOR IMMEDIATE RELEASE	Exhibit 99.1 For more information contact: Louis Silverman President and CEO Quality Systems, Inc. (949) 255-2600 www.qsii.com

Sean Collins Partner CCG Investor Relations (310) 231-8600 www.ccgir.com

QUALITY SYSTEMS REPORTS SECOND QUARTER RESULTS

IRVINE, Calif.--(BUSINESS WIRE)— October 31, 2007--Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2008 second quarter ended September 30, 2007. The Company posted net revenues of $45.1 million in the second quarter, an increase of 21% from the $37.5 million generated during the same quarter last year. The Company reported record net income of $9.7 million, an increase of 16% over net income of $8.3 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.35 in the quarter, a record for the Company, and an increase of 17% over the fully diluted $0.30 per share earnings recorded in the same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $41.1 million, up 23% over the same quarter prior year and record operating income of $15.7 million, up 12% over the same quarter of the prior year.

Quality Systems, Inc. will hold a conference call to discuss second quarter financial results October 31, 2007 at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Wednesday, October 31, 2007 at 6:30 p.m. EDT through Wednesday, November 7, 2007 at midnight EDT. To access the replay dial 800-642-1687 and enter the conference ID number 22592849.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenues:
Software, hardware and supplies	$ 18,514	$ 16,737	$ 35,253	$ 31,766
Implementation and training services	3,182	2,848	6,430	5,802
System sales	21,696	19,585	41,683	37,568

Maintenance	13,442	9,639	26,001	19,038
Electronic data interchange services	5,406	4,066	10,430	8,043
Other services	4,602	4,169	9,064	8,884
Maintenance, EDI and other services	23,450	17,874	45,495	35,965

Total revenue	45,146	37,459	87,178	73,533

Cost of revenue:
Software, hardware and supplies	2,477	1,723	4,966	3,412
Implementation and training services	2,423	2,154	4,832	4,117
Total cost of system sales	4,900	3,877	9,798	7,529

Maintenance	3,033	2,792	6,159	5,929
Electronic data interchange services	3,742	2,926	7,251	5,706
Other services	3,100	2,238	6,109	4,126
Total cost of maintenance and other services	9,875	7,956	19,519	15,761
Total cost of revenue	14,775	11,833	29,317	23,290

Gross profit	30,371	25,626	57,861	50,243

Operating expenses:
Selling, general and administrative	13,188	9,994	25,831	20,194
Research and development costs	2,688	2,591	5,488	4,909
Total operating expenses	15,876	12,585	31,319	25,103

Income from operations	14,495	13,041	26,542	25,140

Interest income	645	819	1,384	1,486

Income before provision for income taxes	15,140	13,860	27,926	26,626
Provision for income taxes	5,468	5,523	10,314	10,620

Net income.	$ 9,672	$ 8,337	$ 17,612	$ 16,006

Net income per share:
Basic	$ 0.35	$ 0.31	$ 0.65	$ 0.60
Diluted	$ 0.35	$ 0.30	$ 0.64	$ 0.59

Weighted average shares outstanding:
Basic	27,287	26,802	27,211	26,758
Diluted	27,718	27,380	27,696	27,332

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	September 30, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 26,920	$ 60,028
Marketable securities	46,000	—
Accounts receivable, net	68,374	63,945
Inventories, net	1,369	1,175
Net current deferred tax assets	3,912	3,443
Other current assets	3,937	4,507
Total current assets	150,512	133,098

Equipment and improvements, net	5,075	5,029
Capitalized software costs, net	8,005	6,982
Net deferred tax assets	1,539	1,180
Goodwill	1,840	1,840
Other assets	2,811	2,552
Total assets	$ 169,782	$ 150,681

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 3,814	$ 5,246
Deferred revenue	39,339	38,774
Accrued compensation and related benefits	6,002	6,521
Income taxes payable	1,080	315
Other current liabilities	7,428	5,626
Total current liabilities	57,663	56,482

Deferred revenue, net of current	597	674
Deferred compensation	2,517	2,279
	60,777	59,435

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; authorized 50,000 shares; issued and outstanding 27,349 and 27,123 shares at September 30, 2007 and March 31, 2007, respectively	273	271
Additional paid-in capital	72,591	65,666
Retained earnings	36,141	25,309
Total shareholders' equity	109,005	91,246
Total liabilities and shareholders’ equity	$ 169,782	$ 150,681